Exhibit 99.1

PARSONS

FOURTH QUARTER AND FULL YEAR 2025

Earnings Press Release

Parsons* Third quarter 2022 earnings press release

Parsons Reports Fourth Quarter and Fiscal Year 2025

Q4 2025 Financial Highlights

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Q4 revenue of $1.6 billion decreased 8% year-over-year and 10% on an organic basis
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Total revenue growth of 11% and 8% on an organic basis excluding confidential contract
▪
Net income of $56 million increased 3% year-over-year, a fourth quarter record
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Record adjusted EBITDA of $153 million increased 5%; adjusted EBITDA margin of 9.6%
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Cash flow from operations increased 32% to $168 million
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Book-to-bill ratio of 0.9x and continued streak of TTM book-to-bill ratio of 1.0x or greater in every quarter since IPO

Fiscal Year 2025 Highlights

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FY25 revenue of $6.4 billion, decreased 6% year-over-year and 9% on an organic basis
▪
Total revenue growth of 12% and 8% on an organic basis excluding confidential contract
▪
Record net income of $241 million increased 3%
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Adjusted EBITDA of $609 million increased 1%; adjusted EBITDA margin of 9.6%, both records for a full-year
▪
Cash flow from operations decreased 9% to $478 million; 100% free cash flow conversion
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Won 15 contracts each worth $100 million or more, matching the company's record from last year
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Establishing fiscal year 2026 guidance and long-term financial targets

Chantilly, VA – February 11, 2026, Parsons Corporation (NYSE: PSN) today announced financial results for the fourth quarter and fiscal year ended December 31, 2025.

CEO Commentary

“2025 was a successful year despite a dynamic federal government macroenvironment. We achieved double-digit revenue growth excluding our confidential contract, delivered record adjusted EBITDA and adjusted EBITDA margin, exceeded our cash flow expectation, and secured fifteen contract wins valued at over $100 million for the full year, matching last year's record. These accomplishments validate the strength and resilience of our diversified portfolio. Additionally, we achieved high win rates, maintained strong hiring and record retention rates, were recognized as the number one program manager in the world by Engineering News-Record, and continued to efficiently deploy capital through three accretive acquisitions and increased share repurchases, all while maintaining a strong balance sheet,” said Carey Smith, chair, president and chief executive officer.

“As we enter 2026, I could not be more excited about the ample opportunities we have to continue to grow our company and outpace industry growth rates. Our unique and synergistic Critical Infrastructure and Federal Solutions portfolio, which consists of six growing, profitable, and enduring end-markets, provides substantial tailwinds for us to meet or exceed our financial objectives and drive shareholder value.”

Fourth Quarter 2025 Results

Year-over-Year Comparisons (Q4 2025 vs. Q4 2024)

Total revenue for the fourth quarter of 2025 decreased by $131 million, or 8%, to $1.6 billion and was down 10% on an organic basis. Excluding the company's confidential contract, total revenue grew 11% and organic revenue grew 8%

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driven by growth in our Transportation, Critical Infrastructure Protection, Urban Development, and Space and Missile Defense markets. Operating income increased 5% to $105 million primarily due to effective cost management and lower transaction-related expenses. Net income increased 3% to $56 million. GAAP diluted earnings per share (EPS) attributable to Parsons was $0.51 in the fourth quarter of 2025, compared to $0.49 in the prior year period.

Record adjusted EBITDA including noncontrolling interests for the fourth quarter of 2025 was $153 million, a 5% increase over the prior year period. Adjusted EBITDA margin expanded 110 bps to 9.6% in the fourth quarter of 2025, compared to 8.5% in the fourth quarter of 2024. The year-over-year adjusted EBITDA and margin increases were driven primarily by improved execution, effective cost management, and growth on accretive contracts, offsetting lower revenue volume on the confidential contract. Adjusted EPS was $0.75 in the fourth quarter of 2025, compared to $0.78 in the fourth quarter of 2024.

Fiscal Year 2025 Results

Fiscal Year Comparison (fiscal year 2025 vs. fiscal year 2024)

Total revenue for the year ended December 31, 2025 decreased by $386 million, or 6%, to $6.4 billion and was down 9% on an organic basis. Excluding the company's confidential contract, total revenue grew 12% and organic revenue grew 8% driven by the ramp-up of recent contract wins and growth on existing contracts. Operating income decreased 2% to $418 million primarily due to strategic investments for future growth. Net income increased to $241 million. Diluted earnings per share (EPS) attributable to Parsons was $2.20, compared to $2.12 in the prior year period.

Adjusted EBITDA including noncontrolling interests for the year ended December 31, 2025 was a record $609 million, a 1% increase over the prior year period. Adjusted EBITDA margin expanded 60 bps to a record 9.6% for the year ended December 31, 2025, compared to 9.0% in the prior year period. The adjusted EBITDA and margin increases were primarily driven by improved program performance, effective cost control, and accretive acquisitions. Adjusted diluted EPS was $3.17 for the year ended December 31, 2025, compared to $3.26 for the year ended December 31, 2024.

Segment Results

Critical Infrastructure Segment

Critical Infrastructure Quarter-over-Quarter Comparisons (Q4 2025 vs. Q4 2024)

	Three Months Ended		Growth
	December 31, 2025	December 31, 2024	Dollars/ Percent	Percent
Revenue	$819,645	$730,994	$88,651	12%
Adjusted EBITDA	$87,230	$46,659	$40,571	87%
Adjusted EBITDA margin	10.6%	6.4%	4.2%	66%

Fourth quarter 2025 Critical Infrastructure revenue increased by $89 million, or 12%, to $820 million. This increase was driven by organic growth of 9% and inorganic revenue contributions from the company's BCC Engineering, TRS, and Applied Sciences acquisitions. Organic growth was driven primarily by the Transportation and Urban Development markets.

Critical Infrastructure adjusted EBITDA including noncontrolling interests increased by $41 million, or 87%, to a record $87 million from the fourth quarter of 2024. Adjusted EBITDA margin increased 420 basis points to 10.6%, a fourth quarter record. The adjusted EBITDA and margin increases were driven primarily by improved program performance, the ramp-up of recent awards, and accretive acquisitions.

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Critical Infrastructure Fiscal Year Comparison (fiscal year 2025 vs. fiscal year 2024)

	The Year Ended		Growth
	December 31, 2025	December 31, 2024	Dollars/ Percent	Percent
Revenue	$3,143,448	$2,743,462	$399,986	15%
Adjusted EBITDA	$328,096	$189,455	$138,641	73%
Adjusted EBITDA margin	10.4%	6.9%	3.5%	51%

Critical Infrastructure revenue for the year ended December 31, 2025 increased by $400 million or 15%, to $3.1 billion. This increase was driven by organic growth of 10% and inorganic revenue contributions from the company's BCC Engineering, TRS, and Applied Sciences acquisitions. Organic growth was driven by the ramp-up of recent contract awards and existing contracts primarily within the Transportation and Urban Development markets.

Critical Infrastructure adjusted EBITDA including noncontrolling interests for the year ended December 31, 2025 increased by $139 million, or 73%, to a record $328 million. Adjusted EBITDA margin increased 350 basis points to a record 10.4% driven primarily by improved program performance and efficient indirect expense management.

Federal Solutions Segment

Federal Solutions Quarter-over-Quarter Comparisons (Q4 2025 vs. Q4 2024)

	Three Months Ended		Growth
	December 31, 2025	December 31, 2024	Dollars/ Percent	Percent
Revenue	$784,169	$1,003,323	$(219,154)	(22)%
Adjusted EBITDA	$66,032	$99,960	$(33,928)	(34)%
Adjusted EBITDA margin	8.4%	10.0%	(1.6)%	(16)%

Fourth quarter 2025 Federal Solutions revenue decreased by $219 million, or 22%, to $784 million and was down 24% on an organic basis. Excluding the company's confidential contract, Federal Solutions' revenue increased 9% and 6% on an organic basis. These increases were driven by growth in our Critical Infrastructure Protection, Space and Missile Defense, and Transportation markets.

Federal Solutions adjusted EBITDA including noncontrolling interests decreased by $34 million, or 34%, to $66 million. Adjusted EBITDA margin decreased 160 basis points to 8.4%. These decreases were driven primarily by lower volume on the fixed price confidential contract and recent execution challenges on a program in a remote region.

Federal Solutions Fiscal Year Comparison (fiscal year 2025 vs. fiscal year 2024)

	The Year Ended		Growth
	December 31, 2025	December 31, 2024	Dollars/ Percent	Percent
Revenue	$3,220,797	$4,007,114	$(786,317)	(20)%
Adjusted EBITDA	$281,210	$415,498	$(134,288)	(32)%
Adjusted EBITDA margin	8.7%	10.4%	(1.7)%	(16)%

Federal Solutions revenue for the year ended December 31, 2025 decreased $786 million, or 20%, to $3.2 billion and was down 21% on an organic basis. Excluding the company's confidential contract, Federal Solutions' revenue increased 9%, and 7% on an organic basis. These increases were driven by our Critical Infrastructure Protection, Cyber and Electronic Warfare, Space and Missile Defense, and Transportation markets.

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Federal Solutions adjusted EBITDA including noncontrolling interests for the year ended December 31, 2025 decreased by $134 million, or 32%, to $281 million. Adjusted EBITDA margin decreased 170 basis points to 8.7% from 10.4%. These decreases were driven primarily by lower volume on the fixed price confidential contract and investments in growth.

Fourth Quarter and Fiscal Year 2025 Key Performance Indicators

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Fourth quarter 2025: net bookings decreased 10% to $1.5 billion. Book-to-bill ratio: 0.9x.
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Fiscal year 2025: net bookings decreased 9% to $6.4 billion. Book-to-bill ratio: 1.0x
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Total backlog: $8.7 billion, decreased 2% from Q4 2024.
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Cash flow from operating activities: Fourth quarter 2025: $168 million compared to $127 million in the fourth quarter of 2024. For the twelve months ended December 31, 2025, cash flow from operating activities decreased 9% to $478 million, compared to $524 million in the prior year period.

Significant Contract Wins

Parsons continues to win new business across both segments and all six end markets. During the fourth quarter of 2025, the company won four single-award contracts worth more than $100 million each, bringing Parsons total to 15 contract wins worth more than $100 million for the full year, matching the company's record from last year. After the fourth quarter of 2025 ended, the company won two additional contracts worth more than $100 million each.

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Awarded a new ten-year $392 million single-award contract by a federal customer. This represents new work for the company and leverages the company’s biometrics and network engineering capabilities. Parsons delivers advanced biometrics and identity management solutions, combining hardware, software, and integration expertise to support federal, defense, and law enforcement missions. The company has deployed over 3,500 mobile biometrics solutions that collect and analyze data in real-time, enabling faster identity verification and improved threat detection. The company booked $36 million on this contract during the fourth quarter.
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Awarded a new single-award classified contract with a ceiling value of $200 million. The company booked $23 million on this contract during the fourth quarter.
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Awarded a five-year, $125 million single-award task order contract to support the U.S. Army Combat Capabilities Development Command Army Research Laboratory, High Performance Computing Modernization Program, and Defense Research and Engineering Network. Under this recompeted award, Parsons will deliver an array of services including research, development, test and evaluation, infrastructure operations, and comprehensive project management. The company booked $44 million on this contract during the fourth quarter.
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Awarded a new single-award task order contract valued at over $100 million by Nammo to provide design and program and construction management for a new rocket motor manufacturing facility in Perry, Florida. The two-year industrial base modernization contract represents new work for the company. This project directly supports the Department of War’s Acquisition Transformation Strategy by expanding the United State’s munitions production capacity, strengthening supply chain resilience, and accelerating delivery of critical capabilities to the warfighter. The company booked the full value of the contract during the fourth quarter.
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Awarded a $91 million contract extension for the Overseas Security Installation Services contract by the U.S. Department of State. The scope of services encompasses technical security installation and support services, and a range of integrated security solutions, including operations support, state-of-the-art access control systems, counter-unmanned aircraft systems (CUAS), and cutting-edge biometric security technologies. This is the seventh option year award of a 10-year contract, and part of the broader nearly $1.12 billion OSIS II contract. The extension underscores Parsons’ consistent performance and long-standing reputation as a reliable partner in

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delivering comprehensive security solutions to government clients around the world. The company booked $80 million on this contract during the fourth quarter.
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After the fourth quarter of 2025 ended, Parsons was awarded a $593 million contract extension under the Federal Aviation Administration’s (FAA) Technical Support Services Contract (TSSC 5) to provide program and construction management, engineering, technical services, health and environmental safety, fire protection, equipment installation and testing, and logistics. This award exercises the first option period, extends performance through 2030, and supports the FAA's Aviation System Capital Investment Plan. TSSC 5 has a $1.8 billion ceiling value and a four-year base period and two three-year option periods.
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After the fourth quarter of 2025 ended, Parsons received an Intent to award notification for a sole-source contract from a national security customer. The contract is new work for the company with a ceiling value of up to $500 million. The company booked $13 million on this contract for the low-rate initial production which was awarded during the fourth quarter.

Additional Corporate Highlights

Parsons continues its successful track record of acquiring strategic companies in high-growth markets that strengthens its portfolio. During the fourth quarter, the company was recognized by several organizations for supporting the military community, and for supporting groundbreaking advancements in space traffic coordination.

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After the fourth quarter of 2025 ended, Parsons closed its acquisition of Altamira Technologies Corporation, a Northern Virginia-based signals intelligence and space solutions provider, in an all-cash transaction valued at up to $375 million. Altamira advances high priority national security missions supporting intelligence community and Department of War customers by providing multi-intelligence technology solutions and performing critical operations. Altamira expands Parsons’ market presence in signals intelligence, missile warning, space, and foreign military exploitation, and adds critical customer depth with the National Air and Space Intelligence Center, National Security Agency, and other classified intelligence customers. The transaction is consistent with Parsons’ strategy of completing accretive acquisitions with revenue growth and adjusted EBITDA margins of at least 10%.
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During the fourth quarter of 2025, Parsons announced and closed its acquisition of Applied Sciences Consulting, Inc., a Florida-based engineering firm that specializes in water and stormwater solutions for cities, counties, and water management districts across the state. The acquisition expands Parsons’ water expertise, strengthens its presence in Florida, and is consistent with the company’s strategy of completing accretive acquisitions with revenue growth and adjusted EBITDA margins of at least 10%.
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During the fourth quarter, Parsons was recognized by several organizations for continued excellence and industry leadership in supporting the military community. Notable awards include the 2025 Department of Labor HIRE Vets Gold Medallion Award given for proven metrics and achievement in veteran hiring, retention, resources, leadership, and compensation; the 2025 Military Times Best for Vets Rankings for overall strength of the MILVET program, where the company ranked 2nd in Virginia, 2nd in the Defense and Aerospace category, and 16th overall - the company’s highest rankings on the list to-date; and the 2026 GI Jobs Military Friendly Employer Award Gold/Top 10 for overall strength of the MILVET program, where Parsons ranked 9th nationally in the $5B+ category - the company’s highest ranking on the list to-date.
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Honored with the esteemed 2025 SpaceNews Icon Award for Civil Space Achievement in recognition of groundbreaking advancements in space traffic coordination by the Traffic Coordination System for Space program, where the company serves as systems integrator.

Fiscal Year 2026 Guidance

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The table below summarizes the company's fiscal year 2026 guidance.

Fiscal Year 2026 Guidance
Revenue	$6.5 billion - $6.8 billion
Adjusted EBITDA including non-controlling interest	$615 million - $675 million
Cash Flow from Operating Activities	$470 million - $530 million

Net income guidance is not presented as the company believes volatility associated with interest, taxes, depreciation, amortization and other matters affecting net income, including but not limited to one-time and nonrecurring events and the impact of M&A, will preclude the company from providing, with reasonable certainty, net income guidance for fiscal year 2026.

Long-term Growth Targets

The table below summarizes the company's long-term growth targets.

	Long-term Growth Targets	Highlights
Organic Revenue Growth	Mid- single-digit or better organic growth	Portfolio aligned to unprecedented global infrastructure spend and Federal priorities
Total Revenue Growth	Mid- single-digit or better organic growth + M&A	Supplement organic growth with accretive top and bottom line acquisitions
Adjusted EBITDA Margin Expansion	Double-digits by 2028	Ongoing opportunities for margin enhancement. Adjusted EBITDA expansion also off a higher revenue base
Free Cash Flow Conversion	>100%	Robust free cash flow generation to fund future organic and inorganic investment opportunities
Capital deployment priorities: M&A and share repurchases to increase shareholder value

Conference Call Information

Parsons will host a conference call today, February 11, 2026, at 8:00 a.m. ET to discuss the financial results for its fourth quarter and fiscal year 2025.

Access to a webcast of the live conference call can be obtained through the Investor Relations section of the company's website (https://investors.parsons.com). Those parties interested in participating via telephone may register on the Investor Relations website or by clicking here.

A replay will be available on the company's website approximately two hours after the conference call and continuing for one year.

About Parsons Corporation

Parsons (NYSE: PSN) is a leading disruptive technology provider in the national security and global infrastructure markets, with capabilities across cyber and electronic warfare, space and missile defense, transportation, water and environment, urban development, and critical infrastructure protection. Please visit Parsons.com and follow us on LinkedIn and Facebook to learn how we’re making an impact.

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Forward-Looking Statements

This Earnings Release and materials included therewith contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs, and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: the impact of COVID-19; any issue that compromises our relationships with the U.S. federal government or its agencies or other state, local or foreign governments or agencies; any issues that damage our professional reputation; changes in governmental priorities that shift expenditures away from agencies or programs that we support; our dependence on long-term government contracts, which are subject to the government’s budgetary approval process; the size of addressable markets and the amount of government spending on private contractors; failure by us or our employees to obtain and maintain necessary security clearances or certifications; failure to comply with numerous laws and regulations; changes in government procurement, contract or other practices or the adoption by governments of new laws, rules, regulations and programs in a manner adverse to us; the termination or nonrenewal of our government contracts, particularly our contracts with the U.S. government; our ability to compete effectively in the competitive bidding process and delays, contract terminations or cancellations caused by competitors’ protests of major contract awards received by us; our ability to generate revenue under certain of our contracts; any inability to attract, train or retain employees with the requisite skills, experience and security clearances; the loss of members of senior management or failure to develop new leaders; misconduct or other improper activities from our employees or subcontractors; our ability to realize the full value of our backlog and the timing of our receipt of revenue under contracts included in backlog; changes in the mix of our contracts and our ability to accurately estimate or otherwise recover expenses, time and resources for our contracts; changes in estimates used in recognizing revenue; internal system or service failures and security breaches; and inherent uncertainties and potential adverse developments in legal proceedings including litigation, audits, reviews and investigations, which may result in material adverse judgments, settlements or other unfavorable outcomes. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors including under the caption “Risk Factors” in our Annual Report with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the fiscal year ended December 31, 2025, on Form 10-K, filed on February 11, 2026, and our other filings with the Securities and Exchange Commission.

All forward-looking statements are based on currently available information and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statements made in this presentation that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

Media:	Investor Relations:
Bryce McDevitt	Dave Spille
Parsons Corporation	Parsons Corporation
(703) 851-4425	(703) 775-6191
Bryce.McDevitt@Parsons.com	Dave.Spille@Parsons.us

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PARSONS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Quarterly Data Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Revenue	$1,603,814	$1,734,317	$6,364,245	$6,750,576
Direct cost of contracts	1,234,471	1,364,565	4,932,711	5,344,154
Equity in earnings (losses) of unconsolidated joint ventures	(4,354)	(5,336)	2,583	(23,361)
Selling, general and administrative expenses	259,764	264,604	1,016,043	954,995
Operating income	105,225	99,812	418,074	428,066
Interest income	1,830	2,219	6,879	11,428
Interest expense	(12,953)	(12,542)	(51,303)	(51,582)
Convertible debt repurchase loss	-	-	-	(18,355)
Other income (expense), net	637	(1,396)	8,861	(1,906)
Total other income (expense)	(10,486)	(11,719)	(35,563)	(60,415)
Income before income tax expense	94,739	88,093	382,511	367,651
Income tax expense	(19,945)	(18,729)	(73,647)	(76,986)
Net income including noncontrolling interests	74,794	69,364	308,864	290,665
Net income attributable to noncontrolling interests	(19,211)	(15,184)	(67,725)	(55,612)
Net income attributable to Parsons Corporation	$55,583	$54,180	$241,139	$235,053
Earnings per share:
Basic	$0.52	$0.51	$2.26	$2.21
Diluted	$0.51	$0.49	$2.20	$2.12

Weighted average number shares used to compute basic and diluted EPS

(In thousands) (Quarterly Data Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Basic weighted average number of shares outstanding	106,719	106,465	106,828	106,274
Dilutive effect of stock-based awards	1,502	1,890	1,418	1,778
Dilutive effect of warrants	410	903	286	494
Dilutive effect of convertible senior notes	-	2,564	1,161	3,628
Diluted weighted average number of shares outstanding	108,631	111,822	109,693	112,174

Net income available to shareholders used to compute diluted EPS as a result of adopting the if-converted method in connection with the Convertible Senior Notes

(In thousands) (Quarterly Data Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net income attributable to Parsons Corporation	$55,583	$54,180	$241,139	$235,053
Convertible senior notes if-converted method interest adjustment	-	58	135	2,932
Diluted net income attributable to Parsons Corporation	$55,583	$54,238	$241,274	$237,985

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PARSONS CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands, except share information)

	December 31, 2025	December 31, 2024

Assets
Current assets:
Cash and cash equivalents (including $153,144 and $202,121 Cash of consolidated joint ventures)	$466,388	$453,548
Accounts receivable, net (including $337,270 and $294,700 Accounts receivable of consolidated joint ventures)	1,124,417	1,100,396
Contract assets (including $41,318 and $7,906 Contract assets of consolidated joint ventures)	915,806	741,504
Prepaid expenses and other current assets (including $11,145 and $14,723 Prepaid expenses and other current assets of consolidated joint ventures)	176,932	166,952
Total current assets	2,683,543	2,462,400

Property and Equipment, net (including $2,488 and $2,971 Property and equipment of consolidated joint ventures)	151,061	111,575
Right of use assets, operating leases (including $4,482 and $5,726 Right of use assets, operating leases of consolidated joint ventures)	126,770	153,048
Goodwill	2,186,650	2,082,680
Investments in and advances to unconsolidated joint ventures	148,640	138,759
Intangible assets, net	325,880	349,937
Deferred tax assets	88,191	133,450
Other noncurrent assets	58,799	56,113
Total assets	$5,769,534	$5,487,962

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable (including $58,914 and $28,214 Accounts payable of consolidated joint ventures)	$250,514	$207,589
Accrued expenses and other current liabilities (including $195,747 and $198,797 Accrued expenses and other current liabilities of consolidated joint ventures)	884,445	894,425
Contract liabilities (including $44,802 and $66,144 Contract liabilities of consolidated joint ventures)	340,113	289,799
Short-term lease liabilities, operating leases (including $2,395 and $3,522 Short-term lease liabilities, operating leases of consolidated joint ventures)	45,353	52,725
Income taxes payable	11,239	7,701
Short Term debt	-	463,405
Total current liabilities	1,531,664	1,915,644

Long-term employee incentives	30,834	31,818
Long-term debt	1,237,816	784,096
Long-term lease liabilities, operating leases (including $2,083 and $2,203 Long-term lease liabilities, operating leases of consolidated joint ventures)	94,044	114,386
Deferred tax liabilities	12,159	11,043
Other long-term liabilities	95,345	96,486
Total liabilities	$3,001,862	$2,953,473
Contingencies (Note 14)
Shareholders' equity:
Common stock, $1 par value; authorized 1,000,000,000 shares; 145,676,335 and 146,656,225 shares issued; 56,103,965 and 52,657,447 public shares outstanding; 50,864,117 and 54,117,904 ESOP shares outstanding	$145,676	$146,655
Treasury stock, 38,708,253 shares at cost	(792,638)	(815,282)
Additional paid-in capital	2,648,730	2,684,829
Retained earnings	661,173	426,781
Accumulated other comprehensive loss	(20,921)	(26,594)
Total Parsons Corporation shareholders' equity	2,642,020	2,416,389
Noncontrolling interests	125,652	118,100
Total shareholders' equity	2,767,672	2,534,489
Total liabilities and shareholders' equity	$5,769,534	$5,487,962

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PARSONS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Twelve Months Ended
	December 31, 2025	December 31, 2024
Cash flows from operating activities:
Net income including noncontrolling interests	$308,864	$290,665
Adjustments to reconcile net income to net cash used in operating activities
Depreciation and amortization	116,486	99,251
Amortization of debt issue costs	5,057	7,799
Loss (gain) on disposal of property and equipment	639	948
Convertible debt repurchase loss	-	18,355
Deferred taxes	44,312	6,101
Foreign currency transaction gains and losses	(5,506)	6,919
Equity in losses of unconsolidated joint ventures	(2,583)	23,361
Return on investments in unconsolidated joint ventures	41,230	40,162
Stock-based compensation	43,207	56,082
Contributions of treasury stock	73,655	59,778
Changes in assets and liabilities, net of acquisitions and consolidated joint ventures:
Accounts receivable	10,933	(163,139)
Contract assets	(163,070)	31,881
Prepaid expenses and other assets	(16,151)	35,830
Accounts payable	23,338	(42,686)
Accrued expenses and other current liabilities	(30,255)	79,984
Contract liabilities	34,896	(11,325)
Income taxes	3,575	(341)
Other long-term liabilities	(10,245)	(16,019)
Net cash provided by operating activities	478,382	523,606
Cash flows from investing activities:
Capital expenditures	(67,970)	(49,213)
Proceeds from sale of property and equipment	842	179
Payments for acquisitions, net of cash acquired	(145,079)	(428,710)
Investments in unconsolidated joint ventures	(83,599)	(133,921)
Return of investments in unconsolidated joint ventures	40,222	54,950
Net cash used in investing activities	(255,584)	(556,715)
Cash flows from financing activities:
Proceeds from borrowings under credit agreement	243,700	153,200
Repayments of borrowings under credit agreement	(243,700)	(153,200)
Proceeds from issuance of convertible notes due 2029	-	800,000
Repurchases of convertible notes due 2025	(113,405)	(497,613)
Proceeds from term loan	450,000	-
Repayment of delayed draw term loan	(350,000)	-
Payments for debt issuance costs	(2,571)	(19,185)
Contributions by noncontrolling interests	1,580	2,174
Distributions to noncontrolling interests	(63,275)	(29,199)
Repurchases of common stock	(124,994)	(25,000)
Taxes paid on vested stock	(20,315)	(22,560)
Capped call transactions	-	(88,400)
Bond hedge termination	-	195,549
Redemption of warrants	-	(104,952)
Proceeds from issuance of common stock	8,880	7,935
Net cash (used in) provided by financing activities	(214,100)	218,749
Effect of exchange rate changes	4,142	(5,035)
Net increase (decrease) in cash, cash equivalents, and restricted cash	12,840	180,605
Cash, cash equivalents and restricted cash:
Beginning of year	453,548	272,943
End of period	$466,388	$453,548

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Contract Awards

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Federal Solutions	$641,290	$780,048	$2,686,461	$3,880,290
Critical Infrastructure	865,100	892,115	3,685,489	3,158,982
Total Awards	$1,506,390	$1,672,163	$6,371,950	$7,039,272

Backlog

(in thousands)

	December 31, 2025	December 31, 2024
Federal Solutions:
Funded	$1,853,658	$1,712,627
Unfunded	2,298,073	2,961,356
Total Federal Solutions	4,151,731	4,673,983
Critical Infrastructure:
Funded	4,523,891	4,167,611
Unfunded	41,166	52,321
Total Critical Infrastructure	4,565,057	4,219,932
Total Backlog	$8,716,788	$8,893,915

Book-To-Bill Ratio1:

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Federal Solutions	0.8	0.8	0.8	1.0
Critical Infrastructure	1.1	1.2	1.2	1.2
Overall	0.9	1.0	1.0	1.0

Non-GAAP Financial Information

The tables under "Parsons Corporation Inc. Reconciliation of Non-GAAP Measures" present Adjusted Net Income attributable to Parsons Corporation, Adjusted Earnings per Share, Earnings before Interest, Taxes, Depreciation, and Amortization (“EBITDA”), Adjusted EBITDA, EBITDA Margin, and Adjusted EBITDA Margin, reconciled to their most directly comparable GAAP measure. These financial measures are calculated and presented on the basis of methodologies other than in accordance with U.S. generally accepted accounting principles ("Non-GAAP Measures"). Parsons has provided these Non-GAAP Measures to adjust for, among other things, the impact of amortization expenses related to our acquisitions, costs associated with a loss or gain on the disposal or sale of property, plant and equipment, restructuring and related expenses, costs associated with mergers and acquisitions, software implementation costs, legal and settlement costs, and other costs considered non-operational in nature. These items have been Adjusted because they are not considered core to the company’s business or otherwise not considered operational or because these charges are non-cash or non-recurring. The company presents these Non-GAAP Measures because management believes that they are meaningful to understanding Parsons’s performance during the periods presented and the company’s ongoing business. Non-GAAP Measures are not prepared in accordance with GAAP and therefore are not necessarily comparable to similarly titled metrics or the financial results of other companies. These Non-GAAP Measures should be considered a supplement to, not a substitute for, or superior to, the corresponding financial measures calculated in accordance with GAAP.

1 Book-to-Bill ratio is calculated as total contract awards divided by total revenue for the period.

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PARSONS CORPORATION

Non-GAAP Financial Information

Reconciliation of Net Income to Adjusted EBITDA

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net income attributable to Parsons Corporation	$55,583	$54,180	$241,139	$235,053
Interest expense, net	11,123	10,323	44,424	40,154
Income tax expense	19,945	18,729	73,647	76,986
Depreciation and amortization (a)	30,642	25,738	116,486	99,251
Net income attributable to noncontrolling interests	19,211	15,184	67,725	55,612
Equity-based compensation	10,035	16,938	40,225	61,492
Convertible debt repurchase loss	-	-	-	18,355
Transaction-related costs (b)	4,295	8,180	18,205	17,138
Restructuring (c)	-	-	2,653	-
Other (d)	2,428	(2,653)	4,802	912
Adjusted EBITDA	$153,262	$146,619	$609,306	$604,953
(a)
Depreciation and amortization for the three and twelve months ended December 31, 2025, is $20.8 million and $81.5 million, respectively, in the Federal Solutions Segment and $9.8 million and $34.9 million, respectively, in the Critical Infrastructure Segment. Depreciation and amortization for the three and twelve months ended December 31, 2024, is $18.9 million and $77.5 million, respectively, in the Federal Solutions Segment and $6.9 million and $21.7 million, respectively, in the Critical Infrastructure Segment.
(b)
Reflects costs incurred in connection with acquisitions and other non-recurring transaction costs, primarily fees paid for professional services and employee retention.
(c)
Reflects costs associated with and related to our corporate restructuring initiatives.
(d)
Includes a combination of gain/loss related to sale of fixed assets, software implementation costs, and other individually insignificant items that are non-recurring in nature.

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PARSONS CORPORATION

Non-GAAP Financial Information

Computation of Adjusted EBITDA Attributable to Noncontrolling Interests

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Federal Solutions Adjusted EBITDA attributable to Parsons Corporation	$66,011	$99,925	$281,116	$415,338
Federal Solutions Adjusted EBITDA attributable to noncontrolling interests	21	35	94	160
Federal Solutions Adjusted EBITDA including noncontrolling interests	$66,032	$99,960	$281,210	$415,498

Critical Infrastructure Adjusted EBITDA attributable to Parsons Corporation	67,923	31,319	260,106	132,901
Critical Infrastructure Adjusted EBITDA attributable to noncontrolling interests	19,307	15,340	67,990	56,554
Critical Infrastructure Adjusted EBITDA including noncontrolling interests	$87,230	$46,659	$328,096	$189,455

Total Adjusted EBITDA including noncontrolling interests	$153,262	$146,619	$609,306	$604,953

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PARSONS CORPORATION

Non-GAAP Financial Information

Reconciliation of Net Income Attributable to Parsons Corporation to Adjusted Net Income Attributable to Parsons Corporation

(in thousands, except per share information)

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net income attributable to Parsons Corporation	$55,583	$54,180	$241,139	$235,053
Acquisition related intangible asset amortization	18,137	14,814	69,568	55,591
Equity-based compensation	10,035	16,938	40,225	61,492
Convertible debt repurchase loss	-	-	-	18,355
Transaction-related costs (a)	4,295	8,180	18,205	17,138
Restructuring (b)	-	-	2,653	-
Other (c)	2,428	(2,653)	4,802	912
Tax effect on adjustments	(8,946)	(6,429)	(33,181)	(35,842)
Adjusted net income attributable to Parsons Corporation	$81,532	$85,030	$343,411	$352,699
Adjusted earnings per share:
Weighted-average number of basic shares outstanding	106,719	106,465	106,828	106,274
Weighted-average number of diluted shares outstanding (d)	108,221	108,355	108,246	108,052
Adjusted net income attributable to Parsons Corporation per basic share	$0.76	$0.80	$3.21	$3.32
Adjusted net income attributable to Parsons Corporation per diluted share	$0.75	$0.78	$3.17	$3.26

(a)
Reflects costs incurred in connection with acquisitions and other non-recurring transaction costs, primarily fees paid for professional services and employee retention.
(b)
Reflects costs associated with and related to our corporate restructuring initiatives.
(c)
Includes a combination of gain/loss related to sale of fixed assets, software implementation costs, and other individually insignificant items that are non-recurring in nature.
(d)
Excludes dilutive effect of convertible senior notes due to bond hedge.

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